                         Report of Independent Auditors

Board of Directors and Shareholders
GTECH Holdings Corporation

We have audited the accompanying consolidated balance sheets of GTECH Holdings Corporation and subsidiaries as of February 24, 2001 and February 26, 2000 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended February 24, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of GTECH Holdings Corporation and subsidiaries at February 24, 2001 and February 26, 2000 and the consolidated results of their operations and their cash flows for each of the three years in the period ended February 24, 2001, in conformity with accounting principles generally accepted in the United States.



                                                               ERNST & YOUNG LLP

Boston, Massachusetts
March 27, 2001
except for Note S, as to which the date is December 18, 2001

                  GTECH HOLDINGS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                           February 24,   February 26,
                                                               2001           2000
                                                           ---------------------------
                                                              (Dollars in thousands)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                 $  46,948      $  11,115
  Trade accounts receivable                                   118,721        115,358
  Sales-type lease receivables                                  8,722         10,110
  Inventories                                                 117,789         67,418
  Deferred income taxes                                        26,850         15,853
  Other current assets                                         18,798         19,346
                                                            ---------      ---------
      TOTAL CURRENT ASSETS                                    337,828        239,200

SYSTEMS, EQUIPMENT AND OTHER ASSETS RELATING TO CONTRACTS     361,334        375,918

GOODWILL                                                      122,325        130,710

OTHER ASSETS                                                  116,673        145,195
                                                            ---------      ---------
      TOTAL ASSETS                                          $ 938,160      $ 891,023
                                                            =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short term borrowings                                     $   2,316      $   1,620
  Accounts payable                                             49,267         53,103
  Accrued expenses                                             55,140         43,278
  Special charge                                               10,431             --
  Employee compensation                                        31,898         30,057
  Advance payments from customers                              55,418         33,438
  Income taxes payable                                         64,573         49,382
  Current portion of long-term debt                             3,512             69
                                                            ---------      ---------
      TOTAL CURRENT LIABILITIES                               272,555        210,947

LONG-TERM DEBT, less current portion                          316,961        349,400

OTHER LIABILITIES                                              29,883         27,363

DEFERRED INCOME TAXES                                           4,399          6,737

COMMITMENTS AND CONTINGENCIES                                      --             --

SHAREHOLDERS' EQUITY:
  Preferred Stock, par value $.01 per share--20,000,000
    shares authorized, none issued                                 --             --
  Common Stock, par value $.01 per share--150,000,000
    shares authorized, 44,507,315 and 44,171,315 shares
    issued; 34,257,527 and 34,804,004 shares outstanding
    at February 24, 2001 and February 26, 2000,
    respectively                                                  445            442
  Additional paid-in capital                                  183,294        176,750
  Equity carryover basis adjustment                            (7,008)        (7,008)
  Accumulated other comprehensive loss                        (85,852)       (69,493)
  Retained earnings                                           479,305        437,830
                                                            ---------      ---------
                                                              570,184        538,521
  Less cost of 10,249,788 and 9,367,311 shares
    in treasury at February 24, 2001 and
    February 26, 2000, respectively                          (255,822)      (241,945)
                                                            ---------      ---------
                                                              314,362        296,576
                                                            ---------      ---------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 938,160      $ 891,023
                                                            =========      =========

See Notes to Consolidated Financial Statements

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS


                                                                        Fiscal Year Ended
                                                       -----------------------------------------------------
                                                          February 24,      February 26,       February 27,
                                                             2001               2000              1999
                                                       ----------------  ----------------- -----------------
                                                         (Dollars in thousands, except per share amounts)
Revenues:
    Services                                           $       856,475   $        860,419  $        887,395
    Sales of products                                           80,068            150,379            85,528
                                                       ----------------  ----------------- -----------------
                                                               936,543          1,010,798           972,923
Costs and expenses:
    Costs of services                                          564,095            555,309           589,765
    Costs of sales                                              74,844            101,953            59,825
                                                       ----------------  ----------------- -----------------
                                                               638,939            657,262           649,590
                                                       ----------------  ----------------- -----------------

Gross profit                                                   297,604            353,536           323,333

Selling, general and administrative                            117,997            122,334           120,601
Research and development                                        49,267             46,053            40,158
Goodwill amortization                                            6,165              6,253             5,854
Special charges (credit)                                        42,270             (1,104)           15,000
                                                       ----------------  ----------------- -----------------

Operating income                                                81,905            180,000           141,720

Other income (expense):
    Interest income                                              5,596              3,509             4,079
    Equity in earnings of unconsolidated affiliates              3,167              2,843             7,113
    Other income (expense)                                       7,232             (1,343)           25,447
    Interest expense                                           (27,165)           (29,032)          (27,405)
                                                       ----------------  ----------------- -----------------

Income before income taxes                                      70,735            155,977           150,954

Income taxes                                                    27,587             62,392            61,891
                                                       ----------------  ----------------- -----------------

Net income                                             $        43,148   $         93,585  $         89,063
                                                       ================  ================= =================


                                                       ----------------  ----------------- -----------------
Basic earnings per share                               $          1.25   $           2.58  $           2.17
                                                       ================  ================= =================

                                                       ----------------  ----------------- -----------------
Diluted earnings per share                             $          1.25   $           2.58  $           2.16
                                                       ================  ================= =================




See Notes to Consolidated Financial Statements

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                                    Equity
                                                                                               Additional         Carryover
                                                          Outstanding         Common             Paid-in            Basis
                                                            Shares             Stock             Capital          Adjustment
                                                        ----------------  ----------------  ------------------  ---------------
                                                                                  (Dollars in thousands)
Balance at February 28, 1998                                 41,284,146    $          439    $        171,302    $      (7,008)

Comprehensive income:
     Net income                                                       -                 -                   -                -
     Other comprehensive income (loss), net of tax:
         Foreign currency translation                                 -                 -                   -                -
         Net gain on derivative instruments                           -                 -                   -                -

Comprehensive income
Treasury shares repurchased                                  (2,794,100)                -                   -                -
Shares issued under stock award plans                             5,688                 -                 159                -
Shares reissued under stock award plans                           2,079                 -                   -                -
Shares issued upon exercise of stock options                    224,250                 3               4,973                -

                                                        ----------------  ----------------  ------------------  ---------------
Balance at February 27, 1999                                 38,722,063    $          442    $        176,434    $      (7,008)

Comprehensive income:
     Net income                                                       -                 -                   -                -
     Other comprehensive income, net of tax:
         Foreign currency translation                                 -                 -                   -                -
         Net gain on derivative instruments                           -                 -                   -                -

Comprehensive income
Treasury shares repurchased                                  (4,049,100)                -                   -                -
Shares reissued under employee
     stock purchase and stock award plans                       112,291                 -                   -                -
Shares issued upon exercise of stock options                     18,750                 -                 316                -

                                                        ----------------  ----------------  ------------------  ---------------
Balance at February 26, 2000                                 34,804,004    $          442    $        176,750    $      (7,008)

Comprehensive income:
     Net income                                                       -                 -                   -                -
     Other comprehensive income (loss), net of tax:
         Foreign currency translation                                 -                 -                   -                -
         Net loss on derivative instruments                           -                 -                   -                -
         Unrealized gain on investments                               -                 -                   -                -

Comprehensive income
Director stock compensation                                           -                 -                  92                -
Treasury shares repurchased                                  (1,105,200)                -                   -                -
Shares reissued under employee
     stock purchase and stock award plans                       222,723                 -                   -                -
Shares issued upon exercise of stock options                    336,000                 3               6,452                -

                                                        ----------------  ----------------  ------------------  ---------------
Balance at February 24, 2001                                 34,257,527    $          445    $        183,294    $      (7,008)
                                                        ================  ================  ==================  ===============

                                                          Accumulated
                                                             Other
                                                          Comprehensive        Retained          Treasury
                                                          Income (Loss)        Earnings            Stock              Total
                                                        ------------------ ----------------- ------------------  -----------------
                                                                              (Dollars in thousands)
Balance at February 28, 1998                             $            (42)  $       255,955   $        (75,436)   $       345,210

Comprehensive income:
     Net income                                                         -            89,063                  -             89,063
     Other comprehensive income (loss), net of tax:
         Foreign currency translation                             (85,094)                -                  -            (85,094)
         Net gain on derivative instruments                           294                 -                  -                294
                                                                                                                 -----------------
Comprehensive income                                                                                                        4,263
Treasury shares repurchased                                             -                 -            (70,757)           (70,757)
Shares issued under stock award plans                                   -                 -                  -                159
Shares reissued under stock award plans                                 -                 -                 55                 55
Shares issued upon exercise of stock options                            -                 -                  -              4,976

                                                        ------------------ ----------------- ------------------  -----------------
Balance at February 27, 1999                             $        (84,842)  $       345,018   $       (146,138)   $       283,906

Comprehensive income:
     Net income                                                         -            93,585                  -             93,585
     Other comprehensive income, net of tax:
         Foreign currency translation                              15,223                 -                  -             15,223
         Net gain on derivative instruments                           126                 -                  -                126
                                                                                                                 -----------------
Comprehensive income                                                                                                      108,934
Treasury shares repurchased                                             -                 -            (98,747)           (98,747)
Shares reissued under employee
     stock purchase and stock award plans                               -              (773)             2,940              2,167
Shares issued upon exercise of stock options                            -                 -                  -                316

                                                        ------------------ ----------------- ------------------  -----------------
Balance at February 26, 2000                             $        (69,493)  $       437,830   $       (241,945)   $       296,576

Comprehensive income:
     Net income                                                         -            43,148                  -             43,148
     Other comprehensive income (loss), net of tax:
         Foreign currency translation                             (16,004)                -                  -            (16,004)
         Net loss on derivative instruments                          (447)                -                  -               (447)
         Unrealized gain on investments                                92                 -                  -                 92
                                                                                                                 -----------------
Comprehensive income                                                                                                       26,789
Director stock compensation                                             -                 -                  -                 92
Treasury shares repurchased                                             -                 -            (19,587)           (19,587)
Shares reissued under employee
     stock purchase and stock award plans                               -            (1,673)             5,710              4,037
Shares issued upon exercise of stock options                            -                 -                  -              6,455

                                                        ------------------ ----------------- ------------------  -----------------
Balance at February 24, 2001                             $        (85,852)  $       479,305   $       (255,822)   $       314,362
                                                        ================== ================= ==================  =================

See Notes to Consolidated Financial Statements

                  GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               Fiscal Year Ended
                                                                     ----------------------------------------
                                                                     February 24,  February 26,  February 27,
                                                                        2001          2000          1999
                                                                     ------------  ------------  ------------
                                                                              (Dollars in thousands)
OPERATING ACTIVITIES
Net income                                                            $  43,148     $  93,585     $  89,063
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation                                                        156,262       168,284       184,748
    Intangibles amortization                                             11,968        10,839         8,719
    Goodwill amortization                                                 6,165         6,253         5,854
    Special charges (credit)                                             42,270        (1,104)       15,000
    Deferred income taxes provision (benefit)                           (13,335)        1,753         9,868
    Termination of interest rate swap                                    12,970           ---           ---
    Equity in earnings (losses) of unconsolidated affiliates,
      net of dividends received                                           1,343          (376)       (3,117)
    Foreign currency transaction losses (gains)                            (970)          900        (8,650)
    Other                                                                 1,408           954         2,405
    Changes in operating assets and liabilities, net of effects of acquisitions:
      Trade accounts receivable                                             956       (10,006)      (10,716)
      Inventories                                                       (50,369)       (5,659)      (33,479)
      Special charge                                                    (23,426)       (4,954)      (26,105)
      Other assets and liabilities                                       63,580       (29,687)       52,692
                                                                      ---------     ---------     ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                               251,970       230,782       286,282

INVESTING ACTIVITIES
Purchases of systems, equipment and other assets relating
  to contracts                                                         (136,891)     (128,618)     (121,198)
Acquisitions (net of cash acquired)                                          --          (318)      (19,687)
Investments in and advances to unconsolidated affiliates                (16,601)      (16,209)         (529)
Cash received from affiliates                                             2,075            --         1,906
Proceeds from sale of investments                                            --            --        84,904
Other                                                                   (11,149)      (19,198)      (22,627)
                                                                      ---------     ---------     ---------
NET CASH USED FOR INVESTING ACTIVITIES                                 (162,566)     (164,343)      (77,231)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                             95,908       221,500       117,706
Principal payments on long-term debt                                   (138,737)     (192,936)     (254,768)
Purchases of treasury stock                                             (19,587)      (98,747)      (70,757)
Proceeds from stock options                                               6,455           316         4,976
Other                                                                     5,236         2,114          (205)
                                                                      ---------     ---------     ---------
NET CASH USED FOR FINANCING ACTIVITIES                                  (50,725)      (67,753)     (203,048)

Effect of exchange rate changes on cash                                  (2,846)        4,696        (6,520)
                                                                      ---------     ---------     ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         35,833         3,382          (517)

Cash and cash equivalents at beginning of year                           11,115         7,733         8,250
                                                                      ---------     ---------     ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                              $  46,948     $  11,115     $   7,733
                                                                      =========     =========     =========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest payments (net of amounts capitalized)                      $  26,937     $  28,697     $  27,574
  Income tax payments                                                    44,297        66,883        24,945
  Income tax refunds                                                    (18,701)         (662)      (13,345)

See Notes to Consolidated Financial Statements

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: GTECH Holdings Corporation ("Holdings") conducts business through its consolidated subsidiaries and unconsolidated affiliates and has, as its only asset, an investment in GTECH Corporation ("GTECH"), its wholly owned subsidiary. The Consolidated Financial Statements include the accounts of Holdings, GTECH, all majority and wholly owned subsidiaries and other entities controlled by GTECH (collectively referred to herein as the "Company"). Significant intercompany accounts and transactions have been eliminated in preparing the Consolidated Financial Statements. Investments in 20% to 50% owned affiliates, investments in corporate joint ventures and other entities that are not controlled by GTECH are accounted for using the equity method and investments in less than 20% owned affiliates are accounted for using the cost method.

Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. Goodwill amortization, that was included in cost of services and selling, general and administrative expense in prior periods has been presented as a single line item in the Consolidated Income Statements.

Industry Segment and Nature of Operations: The Company operates in one reportable business segment that provides online, high speed, highly secured transaction processing systems to the worldwide lottery industry. The Company's lottery service contracts are generally subject to a new competitive procurement process after the expiration of the contract term and any extensions thereof. The Company's business is highly regulated, and the competition to secure new government contracts is often intense.

Fiscal Year: The Company operates on a 52- to 53-week fiscal year ending on the last Saturday in February. Fiscal 2001, 2000 and 1999 were 52-week years.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition: Service revenues are recognized as the services are performed. Liquidated damages (as defined in Note F) are recorded as a reduction in revenue in the period in which it is determined that they are probable and estimable. Revenues from product sales or sales-type leases are recognized when installation is complete and the customer accepts the product, when acceptance is a stipulated contractual term. In those instances where the Company is not responsible for installation, revenue is recognized when the product is shipped.

Product sales under long-term contracts are recorded under the percentage of completion method. Costs and estimated gross margins are recorded as sales as work is completed and accepted by the customer by utilizing the most recent estimates of cost to complete. Adjustments in estimates are made in the period in which the information necessary to make the adjustment becomes available. If the current contract estimate indicates a loss, provision is made for the estimated loss when it becomes known and quantifiable.

Effective November 26, 2000, the Company adopted Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements". SAB 101 summarizes the Securities and Exchange Commission's views regarding the application of generally accepted accounting principles to selected revenue recognition issues. The adoption and implementation of SAB 101 did not have a material effect on the results of operations or financial position of the Company.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SIGNIFICANT ACCOUNTING POLICIES-(CONTINUED)

Foreign Currency Translation: The functional currency for the majority of the Company's foreign operations is the applicable local currency. The translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains or losses resulting from such translation are reported in accumulated other comprehensive income, whereas gains or losses resulting from foreign currency transactions are included in results of operations. The Company recognized net foreign exchange gains (losses) of $434,000, $(6,683,000) and $15,268,000 in fiscal 2001, 2000 and 1999, respectively, which are included as a component of other income in the Company's Consolidated Income Statements.

For those foreign subsidiaries operating in a highly inflationary economy or having the U.S. dollar as their functional currency, nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at current rates. Translation adjustments are included in the determination of net income.

Research and Development: Research and development expenses are charged to operations as incurred.

Stock-Based Compensation: The Company grants stock options for a fixed number of shares of the common stock of Holdings ("Common Stock") to employees and nonemployee directors with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. The Company has not recognized any compensation expense for stock option grants.

Derivatives: The Company uses derivative financial instruments principally to manage the risk of foreign currency exchange rate and interest rate fluctuations and accounts for its derivative financial instruments in accordance with Financial Accounting Standards Board Statement 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133").

From time to time, the Company enters into foreign currency exchange and option contracts to reduce the exposure associated with certain firm commitments, variable service revenues and certain assets and liabilities denominated in foreign currencies. These contracts generally have maturities of 12 months or less, and are regularly renewed to provide continuing coverage throughout the year. The Company does not engage in currency speculation.

The Company records certain contracts used to provide a degree of protection to the Company against foreign exchange risk on its variable service revenues at fair value in its Consolidated Balance Sheets. The related gains or losses on these contracts are either deferred in shareholders' equity (accumulated other comprehensive income) or immediately recognized in earnings dependent on whether the contract can be treated as a hedge. The deferred gains and losses are subsequently recognized in earnings in the period that the related items being hedged are received and recognized in earnings. Contracts used to hedge assets and liabilities denominated in foreign currencies are recorded in the Company's Consolidated Balance Sheets at fair value and the related gains or losses on these contracts are immediately recognized in earnings as a component of other income in the Company's Consolidated Income Statements.

Income Taxes: Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted income tax rates and laws that will be in effect when the temporary differences are expected to reverse. Additionally, deferred tax assets and liabilities are separated into current and noncurrent amounts based on the classification of the related assets and liabilities for financial reporting purposes.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SIGNIFICANT ACCOUNTING POLICIES-(CONTINUED)

Cash Equivalents: The Company considers short-term, highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Trade Accounts Receivable: Trade accounts receivable are reflected net of allowances for doubtful accounts and liquidated damages of $7,373,000 and $3,187,000 at February 24, 2001 and February 26, 2000, respectively.

Inventories: Inventories include amounts related to the Company's long-term service contracts and product sales contracts, including product sales under long-term contracts, and are stated at the lower of cost (first-in, first-out method) or market. Provision for potentially obsolete or slow-moving inventory is made based on management's analysis of inventory levels and future sales forecasts. Inventory allowances were $6,708,000 and $5,142,000 at February 24, 2001 and February 26, 2000, respectively. Inventory manufactured or assembled by the Company for its long-term service contracts is transferred to systems, equipment and other assets relating to contracts upon shipment.

Systems, Equipment and Other Assets Relating to Contracts: Systems, equipment and other assets relating to contracts are stated on the basis of cost. The cost less any salvage value is depreciated over the base contract term, not to exceed ten years, using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Capitalized Software Development Costs: Unamortized software development costs, included in systems, equipment and other assets relating to contracts and other assets in the Company's Consolidated Balance Sheets, were $36,393,000 and $44,291,000 at February 24, 2001 and February 26, 2000, respectively. Related amortization expense amounted to $19,018,000, $17,167,000 and $12,821,000 in fiscal 2001, 2000 and 1999, respectively, and is included in cost of services or cost of sales in the Company's Consolidated Income Statements.

Impairment of Long-Lived Assets: If facts and circumstances were to indicate that the Company's long-lived assets might be impaired, the estimated future undiscounted cash flows associated with the long-lived asset would be compared to its carrying amount to determine if a write-down to fair value is necessary. During fiscal 2001, 2000 and 1999, the Company recorded charges of $4,236,000, $1,000,000 and $18,165,000, respectively, relating to impairments of certain long-lived assets.

Goodwill: Goodwill represents the excess of cost over the fair value of net assets acquired and is amortized on a straight-line basis over periods ranging from seven to 40 years. As of February 24, 2001 and February 26, 2000, accumulated amortization was $40,850,000 and $36,271,000, respectively. Goodwill is periodically reviewed for impairment by comparing the carrying amount to the estimated future undiscounted cash flows of the businesses acquired. If this review indicates that goodwill is not recoverable, the carrying amount would be reduced to fair value. During fiscal 2001, the Company reduced goodwill by $2,220,000 to reflect impairment associated with a prior acquisition.

Accumulated Other Comprehensive Income: Accumulated other comprehensive income as of February 24, 2001, included $(85,917,000), $(27,000) and $92,000 related to foreign currency translation, net loss on derivative instruments and unrealized gain on investments, respectively. Accumulated other comprehensive income as of February 26, 2000, included $(69,913,000) and $420,000 related to foreign currency translation and net gain on derivative instruments, respectively.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE B - BUSINESS ACQUISITIONS

On July 1, 1998, the Company acquired 80% of the equity of Europrint Holdings Ltd. ("Europrint") and its wholly owned subsidiaries, including Interactive Games International ("IGI"), for a net cash purchase price of $21,641,000, including related acquisition costs. Europrint is a provider of media promotional games and IGI has pioneered the development of interactive, televised lottery games. The Company has the option, and under certain circumstances the obligation, to acquire the remaining 20% of the equity of Europrint and IGI within five years from the date of acquisition.

The acquisition was accounted for using the purchase method of accounting, whereby the purchase price was allocated to the assets acquired and liabilities assumed based on their respective fair values. Purchase price in excess of these fair values has been recorded as goodwill. The Company has included the operating results of Europrint and its wholly owned subsidiaries in its consolidated results since the date of acquisition.

Pro forma information has not been provided because the acquisition was not material to the Company's operations.



NOTE C - INVENTORIES

Inventories consist of:

                                                              February 24, 2001           February 26, 2000
                                                              -----------------           -----------------
                                                                         (Dollars in thousands)

Raw materials                                                $             45,689       $             23,623
Work in progress                                                           57,210                     42,701
Finished goods                                                             14,890                      1,094
                                                             --------------------       --------------------
                                                             $            117,789       $             67,418
                                                             ====================       ====================



NOTE D - SYSTEMS, EQUIPMENT AND OTHER ASSETS RELATING TO CONTRACTS

Systems, equipment and other assets relating to contracts consists of:


                                                              February 24, 2001           February 26, 2000
                                                              -----------------           -----------------
                                                                         (Dollars in thousands)

Land and buildings                                           $              5,259       $              5,259
Computer terminals and systems                                          1,122,286                  1,069,541
Furniture and equipment                                                   116,098                    110,734
Contracts in progress                                                      39,771                     46,221
                                                             --------------------       --------------------
                                                                        1,283,414                  1,231,755
Less accumulated depreciation and amortization                            922,080                    855,837
                                                             --------------------       --------------------
                                                             $            361,334       $            375,918
                                                             ====================       ====================

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE E - LONG-TERM DEBT

Long-term debt consists of:

                                                              February 24, 2001           February 26, 2000
                                                              -----------------           -----------------
                                                                         (Dollars in thousands)

Revolving credit facility                                    $               ----       $             45,000
7.75% Series A Senior Notes due 2004                                      150,000                    150,000
7.87% Series B Senior Notes due 2007                                      150,000                    150,000
Deferred gain on interest rate swaps                                       12,810                       ----
Other                                                                       7,663                      4,469
                                                             --------------------       --------------------
                                                                          320,473                    349,469
Less current portion                                                        3,512                         69
                                                             --------------------       --------------------
                                                             $            316,961       $            349,400
                                                             ====================       ====================


The Company has an unsecured revolving credit facility of $400,000,000 expiring in June 2002 (the "Credit Facility"). At February 24, 2001, there were no outstanding borrowings under the Credit Facility. The Company is required to pay a facility fee of .125% per annum on the total revolving credit commitment. The restrictive provisions of the Credit Facility include, among other things, requirements relating to the maintenance of certain financial ratios, restrictions on additional indebtedness and restrictions on the ability of the Company to make cash distributions on its Common Stock under certain circumstances. At February 24, 2001, under the most restrictive covenants, the Company had available $141,476,000 of retained earnings for the payment of dividends. The Company has never paid cash dividends on its Common Stock and does not plan to do so in the foreseeable future. The current policy of the Company's Board of Directors is to reinvest earnings in the operation and expansion of the Company and to repurchase shares of the Company's Common
Stock, from time to time, under the Company's open market share repurchase program. The Company's 7.75% Series A Senior Notes due 2004 and
7.87% Series B Senior Notes due 2007 (collectively, the "Senior Notes") are unsecured. Interest on each issue is payable semiannually in arrears.

Up to $100,000,000 of the Credit Facility may be used for the issuance of letters of credit. The Company had, at February 24, 2001, $12,117,000 of letters of credit issued and outstanding under the Credit Facility and $65,512,000 of letters of credit issued and outstanding outside of the Credit Facility. The total weighted average annual cost for all letters of credit was 0.6%.

At February 24, 2001, long-term debt matures as follows:


                     Fiscal Year     (Dollars in thousands)
                     -----------
                        2002                 3,512
                        2003                 3,991
                        2004                 3,991
                        2005               153,991
                        2006                 2,553
                        2007                 2,075
                        2008               150,360


Long-term debt includes a deferred gain on the sale of interest rate swaps. (See Note O for additional information.)

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE F - COMMITMENTS AND CONTINGENCIES

Contracts

Contracts generally contain time schedules for, among other things, commencement of system operations and the installation of terminals, as well as detailed performance standards. The Company is typically required to furnish substantial bonds to secure its performance under these contracts. In addition to other possible consequences, including contract termination, failure to meet specified deadlines or performance standards could trigger substantial penalties in the form of liquidated damage assessments. Many of the Company's contracts permit the customer to terminate the contract at will and do not specify the compensation, if any, that the Company would be entitled were such a termination to occur.

Legal Matters

     As publicly reported in February 1999, a witness appearing before the Moriarty Tribunal, an investigative body convened by the Irish Parliament and chaired by Mr. Justice Moriarty to investigate the business affairs generally of the former Taoiseach (Prime Minister) of Ireland, Charles Haughey, testified that in February 1993 Guy B. Snowden, then Chief Executive Officer of the Company, had invested pounds sterling 67,000 (approximately $100,000) of his personal funds in a company owned by Mr. Haughey's son. Mr. Haughey had resigned as Taoiseach in February 1992. In July 1992, the An Post Irish National Lottery Company, the Irish lottery authority (the "Irish NLC"), issued a Request for Proposals respecting online and instant ticket lottery goods and services, and in September 1992 the Company, which was then the incumbent provider of lottery goods and services to the Irish NLC under an agreement awarded to the Company in 1987, submitted a Proposal to the Irish NLC in response to the Irish NLC's Request for Proposals. In November 1992, the Irish NLC selected the Company to provide online and instant ticket goods and services to the Irish NLC under the terms of the competitive procurement and, following negotiations, a definitive agreement was entered into between the Irish NLC and the Company in March 1993. In calendar 1999, the Tribunal requested that the Company provide various documents regarding the Company's business in Ireland, which the Company has done, and the Company has been cooperating with the Tribunal. In addition, the Company has made its own inquiry into the facts surrounding Mr. Snowden's investment and the extent, if any, of the Company's involvement in or knowledge of that investment. The Company's investigation has determined that no Company funds were used to make Mr. Snowden's investment, and there is no information to suggest that Mr. Snowden ever sought reimbursement for the investment from the Company. Further, there is no information to suggest that Mr. Snowden informed anyone else at the Company of his investment at the time or that his investment was related in any way to the renewal of the Company's contract to supply systems and support to the Irish NLC. Mr. Snowden has advised the Company through his counsel that (i) his investment was a strictly personal one, (ii) the investment was made from his personal funds, (iii) he never sought reimbursement for any portion of his investment from the Company or any other entity, and (iv) his investment was not related to the Irish NLC and was not intended to and did not influence the Irish NLC's decision to renew the Company's contract.

No charges of wrongdoing have been brought against the Company in connection with the Moriarty investigation, and the Company does not believe that it has engaged in any wrongdoing in connection with this matter. However, since this investigation is or may still be underway, and investigations of this type customarily are conducted in whole or in part in secret, the Company lacks sufficient information to determine with certainty its ultimate scope and whether the government authorities will assert claims resulting from this investigation that could implicate or reflect adversely upon the Company. Because the Company's reputation for integrity is an important factor in its business dealings with lottery and other governmental agencies, if a government authority were to make an allegation, or if there were to be a finding, of improper conduct on the part of or attributable to the Company in any matter, including in respect of the Moriarty investigation, such an allegation or finding could have a material adverse effect on the Company's business, including its ability to retain existing contracts and to obtain new or renewal contracts. In addition, continuing adverse publicity resulting from this investigation and related matters could have such a material adverse effect.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE F - COMMITMENTS AND CONTINGENCIES-(CONTINUED)

Since July 1994, the United Kingdom National Lottery has been operated under a license held by Camelot Group plc ("Camelot"), and the Company has been a supplier of lottery goods and services to Camelot for the lottery. As publicly reported, in or around April or May 2000, the United Kingdom National Lottery Commission (the "NLC"), the regulator of the United Kingdom National Lottery, commenced an investigation into a lottery terminal software malfunction in the United Kingdom in which, under certain rare circumstances, a duplicate transaction was recorded on the Company's central system while only one ticket was presented to the retailer. The software malfunction resulted in a relatively small amount of overcharges to lottery retailers with respect to the duplicate transactions and a relatively small amount of overpayments or underpayments to certain prizewinners. The Company first identified this software malfunction in the United Kingdom in June 1998 and corrected the malfunction in July 1998, but without notifying Camelot or the NLC, as it should have done. The Company fully cooperated with the NLC's investigation and undertook to implement a number of measures respecting its corporate compliance and governance functions and software development processes in the wake of the investigation. The Company has also agreed to reimburse United Kingdom lottery players and retailers for any financial losses incurred by virtue of the software malfunction.

As has also been publicly reported, the developments described above took place in the context of a competitive procurement respecting the award by the NLC of a new license to operate the National Lottery with effect from October 1, 2001. In 1999, the NLC established a competitive procedure for the award of the new license, and two bidders, Camelot and The People's Lottery ("TPL"), subsequently submitted bids for the new license. Camelot's bid was supported by agreements with the Company pursuant to which the Company had contracted to continue to supply lottery goods and services to Camelot during the term of the new license in the event that Camelot was awarded the new license.

In August 2000, the NLC announced that it had decided that the NLC would proceed on the basis of a new procedure under which it would negotiate exclusively with TPL for one month. Promptly after the NLC's announcement, Camelot initiated legal proceedings in the United Kingdom challenging the legality of the NLC's decision to initiate a new procedure of negotiation with TPL to the exclusion of Camelot. In September 2000, the High Court of Justice (Queen's Bench Division) overturned the NLC's August 2000 decision to negotiate exclusively with TPL and directed that the NLC enter into an exclusive negotiation period with Camelot so as to afford Camelot the same opportunity granted to TPL to improve its bid to address the NLC's concerns.

As part of the improved Camelot proposal for the new license, the Company entered into technology transfer and training arrangements with Camelot providing for the transfer to Camelot of the Company's National Lottery equipment, facilities and U.K. technology employees, a technology transfer to Camelot (after a period of training), and a grant to Camelot exclusive rights to operate the Company's gaming system software in the U.K. for the term of the new license. Under these new arrangements, the Company will license its software and provide a range of support services to Camelot for which the Company expects to receive compensation during the term of the new license in the range of $40,000,000 to $45,000,000 per year commencing in fiscal year 2003. The Company also anticipates receiving revenues of approximately $65,000,000 with respect to the sale to Camelot of new terminals prior to the commencement of the new license term. The Company further agreed to negotiate a technology transfer and a related software license for the exclusive use by Camelot under the new license of the internet gaming applications of the Company's UWin! subsidiary.

In December 2000, the NLC announced its decision to award a new seven-year license to operate the National Lottery to Camelot and that it will grant Camelot an interim license to cover the period from October 1, 2001 through January 30, 2002 in order to provide a twelve-month conversion period prior to the beginning of the new license. TPL has not protested the NLC's decision to award the new license to Camelot and the period in which a protest must be made has since lapsed.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE F - COMMITMENTS AND CONTINGENCIES-(CONTINUED)

In April 2001, the NLC issued a report of its investigation into the above described lottery software terminal malfunction. The NLC report states that its investigation of the lottery software incident had established breaches of Camelot's license, including in respect of the failure of the Company to give proper notification before rectifying the software fault. The report further states that Camelot has agreed to pay pounds sterling 115,000 (approximately $175,000) into the National Lottery prize fund as compensation for underpayments to players resulting from the software malfunction, and that Camelot has undertaken to identify the amounts by which individual retailers have been overcharged. The NLC has declined, however, to fine Camelot with respect to breaches of its license resulting from (or revealed by the NLC investigation of) the software incident. The NLC report summarizes the steps taken and to be undertaken by the Company in the wake of investigation of the lottery software malfunction (including the measures implemented by the Company with respect to its corporate compliance and governance functions and software development processes and the technology transfer arrangements, as described above) and concludes, in light of these steps, that the Company sufficiently addressed the NLC's ongoing concerns about whether it is a "fit and proper" body for purposes of involvement in the operation of the National Lottery. Payment by the Company of amounts: (i) to reimburse Camelot for payments with respect to underpayments to United Kingdom players and overcharges of retailers, as described above,
(ii) to reimburse Camelot with respect to any other out-of-pocket costs incurred by Camelot with respect to the lottery terminal software malfunction, and
(iii) to reimburse other customers of the Company with respect to effects of the lottery terminal software malfunction outside the United Kingdom, which amounts have been accrued in the accompanying financial statements, are not expected to have a material adverse effect on the Company's consolidated financial position or results of operation.

As publicly reported, in August 2000, a shareholder class action lawsuit on behalf of all persons who purchased Company stock during the period from April 11, 2000 to July 25, 2000, was brought against the Company, the Company's former Chairman and Chief Executive Officer, William Y. O'Connor, and the Company's current Chairman, W. Bruce Turner, in the U.S. District Court of Rhode Island relating to various Company announcements made between April 11, 2000 and July 25, 2000. The complaint filed in the case, Sandra Kafenbaum, individually and on behalf of all others similarly situated, v. GTECH Holdings Corporation, William
Y. O'Connor and W. Bruce Turner, generally alleges that the defendants violated federal securities laws (including Section 10(b) of the Securities Exchange Act of 1934) by making allegedly false and misleading statements (including statements alleged to be overly optimistic respecting certain lottery contract awards to the Company and respecting the Company's prospects in certain non-lottery business lines and investments), while failing to disclose in a timely manner certain allegedly material adverse information that it purportedly had a duty to disclose (including an alleged inability to close certain contract awards and as to certain alleged cost overruns). The complaint seeks to recover monetary damages from the Company and the individual defendants. In February 2001, the plaintiffs filed an amended complaint which added Steven P. Nowick, the Company's former President and Chief Operating Officer, as an individual defendant. In addition, the amended complaint expands the purported class of plaintiffs to include all persons who purchased common stock of the Company during the period from July 13, 1998 through August 29, 2000. The type of relief sought in the amended complaint is similar to that sought in the original action. The Company believes that it has good defenses to the claims made in this lawsuit and intends to file a motion to dismiss the amended complaint as to all of the defendants. At the present time, however, the Company is unable to predict the outcome, or the financial statement impact, if any, of this lawsuit.

As publicly reported, in May 2000, Sazka, a.s., a lottery customer of the Company in the Czech Republic ("Sazka"), filed a Request for Arbitration with the International Arbitral Centre of the Austrian Federal Economic Chamber of Commerce in Vienna, Austria, seeking to arbitrate certain business and contractual issues under the Company's online lottery contract with Sazka. Sazka sought damages valued at approximately $2,600,000 in connection with alleged delays in the recent extensive expansion of the lottery sales network. Sazka also sought a determination that its online contract with the Company would expire approximately two years earlier than the date on which the Company maintained its contract would terminate. The Company, believing the claims made by Sazka to be without merit, filed a Memorandum in Reply and Counterclaim disputing such claims and raising counterclaims for breach of contract by Sazka. In March 2001, the Company entered into an agreement with Sazka which, among

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE F - COMMITMENTS AND CONTINGENCIES-(CONTINUED)

other things, resolved the arbitration. Under the agreed settlement, Sazka dropped its demand for liquidated damages, paid to the Company certain disputed amounts which it had previously withheld and agreed to extend the term of the contract. The Company in turn agreed to reduce its fee and to provide certain additional equipment and services under its contract with Sazka.

In February 1999, the Company was sued by a Florida corporation called EIG Gaming International, Inc. ("EIG"), in the Circuit Court of the Eleventh Judicial Circuit of Florida. The Company removed the case to the U.S. District Court for the Southern District of Florida, where it is captioned EIG Gaming International, Inc. v. GTECH Corporation, Case No. 99-1808-Civ-Jordan. In its complaint EIG alleges that it entered into a Letter of Intent with the Company pursuant to which it would assist the Company to obtain the lottery contract for Peru in return for a percentage of the lottery's receipts. EIG further contends that it secured the Peruvian contract for the Company but that the Company thereupon declined to pursue it. Plaintiff claims damages exceeding $80,000,000. The Company vigorously denies plaintiff's allegations, to which it believes it has good defenses, and, in November 2000, moved for summary judgment. That motion is pending. In April 2001, the court entered an order tentatively scheduling a trial in the case during July 2001. At the present time, the Company is unable to predict the outcome, or the financial statement impact, if any, of this lawsuit.

The Company also is subject to certain other legal proceedings and claims which management believes, on the basis of information presently available to it, will not materially adversely affect the Company's consolidated financial position or results of operations.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE G - STOCK-BASED COMPENSATION PLANS

Under various stock-based compensation plans, officers and other key employees of the Company may receive grants of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights and performance awards and nonemployee members of the Company's Board of Directors automatically are granted annual stock options and may elect to receive stock in lieu of directors' fees. The Company is authorized to grant up to 5,240,000 shares of Common Stock under these plans and, at February 24, 2001, 3,026,250 stock options and restricted stock had been granted. All current outstanding shares are nonqualified stock options and restricted stock.

The stock options granted under these plans are to purchase Common Stock at a price not less than fair market value at the date of grant. Employee stock options generally become exercisable ratably over a four-year period from date of grant and expire 10 years after date of grant unless an earlier expiration date is set at time of grant. Nonemployee director stock options are exercisable approximately one year after date of grant and expire 10 years after date of grant. Both employee and nonemployee directors' stock options are subject to possible earlier exercise and termination in certain circumstances.

During fiscal 2001, the Company awarded 387,250 shares of restricted stock to officers and certain key employees, with a weighted average fair value at the date of grant of $19.00 per share. The fair value of the restricted stock award is being charged to expense over the vesting period. Grants generally vest within two years from the date of grant. Recipients of restricted stock do not pay any cash consideration to the Company for the shares. During fiscal 2001, the Company recorded noncash charges to operations of $4,549,000 as compensation expense related to restricted stock.

The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations in accounting for its stock option grants, whereby no compensation expense is deducted in determining net income. Had compensation expense for stock option grants under the plans been determined pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company's net income would have decreased accordingly. Using the Black-Scholes option pricing model, the Company's pro forma net income and pro forma weighted average fair value of options granted, with related assumptions, are as follows:

                                                                                     Fiscal Year Ended
                                                    --------------------------------------------------------------------------------
                                                       February 24, 2001            February 26, 2000            February 27, 1999
                                                    -----------------------      ------------------------     ----------------------

Pro forma net income (in thousands)                     $       39,269               $        89,936              $       85,797
Pro forma basic earnings per share                      $         1.14               $          2.48              $         2.09
Pro forma diluted earnings per share                    $         1.13               $          2.48              $         2.09
Pro forma weighted average fair value
  per share of options granted                          $         7.00               $         10.00              $        15.00
Expected life (in years)                                          4.4                           5.4                         5.3
Risk-free interest rates                                          6.12%                         5.21%                       5.77%
Volatility factors of the expected market
   price of the Common Stock                                       .34                           .35                         .40
Dividend yield                                                      ---                           ---                         ---


The effects on fiscal 2001, 2000 and 1999 pro forma net income and earnings per share of expensing the estimated fair value of stock options are not necessarily representative of the effects on reported net income for future years because of the vesting period of the stock options and the potential for issuance of additional stock options in future years.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE G - STOCK-BASED COMPENSATION PLANS-(CONTINUED)

The Company's stock option activity and related information is summarized as follows:

                                                                             Fiscal Year Ended
                                       --------------------------------------------------------------------------------------------
                                             February 24, 2001                February 26, 2000              February 27, 1999
                                       -------------------------------   ---------------------------    ---------------------------
                                                          Weighted                        Weighted                       Weighted
                                          Shares           Average          Shares         Average        Shares          Average
                                           under          Exercise           under        Exercise         under         Exercise
                                          Options           Price           Options         Price         Options          Price
                                       -------------   ---------------   -------------  ------------    ------------   ------------
Outstanding at beginning of year           2,824,175   $    27.71           2,083,300   $   29.26          1,501,550   $   25.13
Granted                                    1,279,000        19.78           1,075,500       24.79          1,012,500       34.04
Exercised                                   (336,000)       19.21             (18,750)      16.88           (228,750)      22.30
Forfeited                                   (472,800)       25.08            (315,875)      28.62           (202,000)      30.46
                                       -------------                     ------------                   ------------
Outstanding at end of year                 3,294,375   $    25.87           2,824,175   $   27.71          2,083,300   $   29.26
                                       =============                     ============                   ============

Exercisable at end of year                 1,681,750   $    28.30           1,176,800   $   26.62            890,550   $   24.22
                                       =============                     ============                   ============


Exercise prices for stock options outstanding under the plans as of February 24, 2001 are summarized as follows:

                                                   Weighted Average
                                               -------------------------                     Weighted
                                                Remaining                                    Average
         Range of               Options        Contractual     Exercise         Options      Exercise
      Exercise Prices         Outstanding      Life (Years)     Price         Exercisable     Price
  ------------------------    -----------      ------------   ----------      -----------   ----------

     $16.88 - $22.19           1,037,250            8.6       $   19.25          163,500    $  18.48
     $22.25 - $25.31             838,500            7.9       $   24.86          415,125    $  24.96
     $25.69 - $35.28           1,418,625            6.0       $   31.32        1,103,125    $  31.02
                               ---------                                       ---------
                               3,294,375                                       1,681,750
                               =========                                       =========



NOTE H - EMPLOYEE STOCK PURCHASE PLAN

In July 1998, shareholders approved the GTECH Holdings Corporation 1998 Employee Stock Purchase Plan (the "Plan") that allows substantially all full-time employees to acquire shares of Common Stock through payroll deductions over six-month offering periods. The purchase price is equal to 85% of the shares' fair market value on either the first or last day of the offering period, whichever is lower. Purchases are limited to 10% of an employee's salary, up to a maximum of $25,000 per calendar year. The Plan expires upon the earlier of July 31, 2003 or the date the shares provided by the Plan have been purchased. A total of 750,000 treasury shares are available for purchase under the Plan. At February 24, 2001, 212,807 shares of Common Stock had been issued under the Plan.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE I - EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

                                                                      Fiscal Year Ended
                                                 -----------------------------------------------------------
                                                 February 24, 2001    February 26, 2000    February 27, 1999
                                                 -----------------    -----------------    -----------------
                                                 (Dollars and shares in thousands, except per share amounts)
Numerator:
    Net income                                    $        43,148      $        93,585      $        89,063

Denominator:
    Weighted average shares - Basic                        34,564               36,217               40,957

    Effect of dilutive securities:
       Employee stock options and
         unvested restricted shares                            91                   43                  188
                                                  ---------------      ---------------      ---------------
    Weighted average shares - Diluted                      34,655               36,260               41,145
                                                  ===============      ===============      ===============

Basic earnings per share                          $          1.25      $          2.58      $          2.17
                                                  ===============      ===============      ===============

Diluted earnings per share                        $          1.25      $          2.58      $          2.16
                                                  ===============      ===============      ===============

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE J - INCOME TAXES

The components of income before income taxes were as follows:

                                                                       Fiscal Year Ended
                                                   ---------------------------------------------------------
                                                   February 24, 2001   February 26, 2000   February 27, 1999
                                                   -----------------   -----------------   -----------------
                                                                    (Dollars in thousands)

United States                                      $         13,455    $         93,848     $      51,773
Foreign                                                      57,280              62,129            99,181
                                                   ----------------    ----------------     -------------
                                                   $         70,735    $        155,977     $     150,954
                                                   ================    ================     =============


Significant components of the provision for income taxes were as follows:

                                                                       Fiscal Year Ended
                                                   --------------------------------------------------------
                                                   February 24, 2001   February 26, 2000  February 27, 1999
                                                   -----------------   -----------------  -----------------
                                                                    (Dollars in thousands)
Current:
    Federal                                        $        10,634     $         12,375    $         3,135
    State                                                    3,101                5,780              4,448
    Foreign                                                 27,187               42,484             44,440
                                                   ---------------     ----------------    ---------------
        Total Current                                       40,922               60,639             52,023
                                                   ---------------     ----------------    ---------------
Deferred:
    Federal                                        $       (17,149)    $           (129)   $        14,216
    State                                                     (931)                 107              2,521
    Foreign                                                  4,745                1,775             (6,869)
                                                   ---------------     ----------------    ---------------
        Total Deferred                                     (13,335)               1,753              9,868
                                                   ---------------     ----------------    ---------------
    Total Provision                                $        27,587     $         62,392    $        61,891
                                                   ===============     ================    ===============


Significant components of the Company's deferred tax assets and liabilities were as follows:

                                                               February 24, 2001   February 26, 2000
                                                               -----------------   -----------------
                                                                      (Dollars in thousands)

Deferred tax assets:
   Accruals not currently deductible for tax purposes            $      19,956       $     14,034
   Tax credits                                                           7,517                ---
   Special charges                                                       3,822                ---
   Cash collected in excess of revenue recognized                        3,690              5,398
   Inventory reserves                                                    2,207              2,788
   Other                                                                 3,750              5,578
                                                                 -------------       ------------
                                                                        40,942             27,798
Deferred tax liabilities:
   Depreciation                                                        (15,070)           (15,553)
   Other                                                                (3,421)            (3,129)
                                                                 -------------       -------------
                                                                       (18,491)           (18,682)
                                                                 -------------       -------------
Net deferred tax assets                                          $      22,451       $      9,116
                                                                 =============       ============

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE J - INCOME TAXES-(CONTINUED)

Undistributed earnings of foreign subsidiaries, excluding accumulated net earnings of foreign subsidiaries that, if remitted, would result in little or no additional tax because of the availability of foreign tax credits, amounted to $5,977,000 at February 24, 2001. These earnings reflect full provision for foreign income taxes and are intended to be indefinitely reinvested in foreign operations. United States taxes that would be payable upon the remittance of these earnings are estimated to be $598,000.

At February 24, 2001, the Company had $7,517,000 of tax credit carryforwards which will begin to expire in fiscal year 2020 if not utilized.

The effective income tax rate on income before income taxes differed from the statutory federal income tax rate for the following reasons:

                                                                            Fiscal Year Ended
                                                   ------------------------------------------------------------------
                                                   February 24, 2001        February 26, 2000       February 27, 1999
                                                   -----------------        -----------------       -----------------

Federal income tax using statutory rate                        35.0%                     35.0%                   35.0%
State taxes, net of federal benefit                             2.0                       2.5                     3.0
Equity in earnings of unconsolidated
   affiliates                                                 ---                          .4                   ---
Nondeductible expenses                                          2.9                       1.7                     1.6
Goodwill                                                        3.4                       1.1                     1.1
Tax credits                                                    (2.5)                     (1.0)                    (.8)
Other                                                          (1.8)                       .3                     1.1
                                                   -----------------        ------------------      ------------------
                                                               39.0%                     40.0%                   41.0%
                                                   =================        ==================      ==================

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE K - TRANSACTIONS WITH RELATED PARTIES

The Company has a 10% interest in Uthingo Management Proprietary Limited ("Uthingo"), which is accounted for using the equity method. Uthingo is a corporate joint venture that holds the license to operate the South African National Lottery. Sales of products and services to Uthingo were $28,236,000 and $41,845,000 in fiscal 2001 and 2000, respectively. At February 24, 2001 and February 26, 2000 the Company had trade receivables of $6,355,000 and $12,092,000 and loans receivable of $4,791,000 and $9,151,000 from Uthingo.

Prior to February 24, 2001, the Company had a 50% interest in each of four joint ventures with Full House Resorts, Inc, ("Full House"). The joint ventures with Full House are engaged in the financing and development of Native American and other casino gaming ventures. At February 24, 2001 and February 26, 2000, the Company had a promissory note receivable ("Note") from Full House of $3,000,000. The Note bears interest at the prime rate due monthly. The principal balance on the Note was due on January 25, 2001. On March 30, 2001, after the close of its 2001 fiscal year, the Company sold its interest in three of the four joint ventures with Full House for cash consideration of $1,800,000 which approximated carrying value. In connection with this transaction, the Company amended the terms of the Note to extend the maturity date until January 25, 2002.

The Company paid rent of $3,510,000, $3,510,000 and $2,612,000 to West Greenwich Technology Associates Limited Partnership (which is 50% owned by the Company and 50% owned by an unrelated third party), in fiscal 2001, 2000 and 1999, respectively, for the Company's West Greenwich, Rhode Island corporate headquarters and research and development and main production facility. Rent payments will escalate to $3,531,000 beginning March 1, 2004.

Prior to February 2001, the Company held a 40% interest in Lottery Technology Enterprises ("LTE"). The Company's interest is now 1%. LTE is a joint venture comprised of the Company and District Enterprise for Lottery Technology Applications of Washington, D.C., that holds a contract with the District of Columbia Lottery and Charitable Games Control Board. Sales of products and services to LTE were $2,125,000, $3,598,000 and $4,155,000 in fiscal 2001, 2000 and 1999, respectively. At February 24, 2001 and February 26, 2000, the Company had receivables of $2,893,000 and $682,000, respectively, from LTE.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE L - LEASES

The Company leases certain facilities, equipment and vehicles under noncancelable operating leases that expire at various dates through fiscal 2014. Certain of these leases have escalation clauses and renewal options ranging from one to 10 years. The Company is required to pay all maintenance, taxes and insurance relating to its leased assets.

Future minimum lease payments, by year and in the aggregate, under noncancelable operating leases with initial terms greater than one year, consist of the following at February 24, 2001:


                           Fiscal Year                                            (Dollars in thousands)
                           -----------
                           2002                                                     $           31,614
                           2003                                                                 28,699
                           2004                                                                 15,445
                           2005                                                                 12,504
                           2006                                                                 11,245
                           Thereafter                                                           34,959
                                                                                    ------------------
                           Total minimum lease payments                             $          134,466
                                                                                    ==================


Rental expense for operating leases was $31,632,000, $31,412,000 and $28,358,000 for fiscal 2001, 2000 and 1999, respectively.



NOTE M - EMPLOYEE BENEFITS

The Company has two defined contribution 401(k) retirement savings and profit sharing plans (the "Plans") covering substantially all employees in the United States and the Commonwealth of Puerto Rico. Under these Plans, an eligible employee may elect to defer receipt of a portion of base pay each year. The Company contributes this amount on the employee's behalf to the Plans and also makes a matching contribution. For periods prior to January 1, 2001, the employer matching contribution was equal to 50% of the amount that the employee elected to defer, up to a maximum matching contribution of 2 1/2% of the employee's base pay. Effective January 1, 2001, and subject to Board of Director approval, the Company increased the matching contribution for the U.S. Plan to 100% on the first 3% and 50% on the next 2% that the employee elects to defer, up to a maximum matching contribution of 4% of the employee's base pay. Participants are 100% vested at all times in the amounts they defer and the Company's matching contributions on these amounts. The Company, at its discretion, may contribute additional amounts to the Plans on behalf of employees based upon its profits for a given fiscal year. Employees become 100% vested in these profit sharing contributions one year from their hire date. Benefits under the Plans generally will be paid to participants upon retirement or in certain other limited circumstances. In fiscal 2001, 2000, and 1999, the Company recorded expense under these Plans of $6,559,000, $5,840,000, and $7,070,000, respectively.

The Company has a defined contribution Supplemental Retirement Plan that provides additional retirement benefits to certain key employees. The Company, at its discretion, may contribute additional amounts to this plan on behalf of such key employees equal to the percentage of profit sharing contributions contributed for the calendar year multiplied by the key employees' compensation (as defined) for such year. In fiscal 2001, 2000, and 1999 the Company recorded expense under this plan of $266,000, $275,000, and $415,000, respectively.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE N - BUSINESS SEGMENT AND GEOGRAPHIC DATA

The Company presently has one reportable segment, the Lottery segment, which provides online, high speed, highly secured transaction processing systems to the worldwide lottery industry. The accounting policies of the Lottery segment are the same as those described in the summary of significant accounting policies. Executive management of the Company evaluates segment performance based on net operating profit after income taxes. The "All Other" category (as reported below) is comprised of the Company's Transactive and IGI/Europrint subsidiaries (See Note P for additional information regarding the Company's Transactive subsidiary). The composition of the "All Other" category for all periods presented was changed during fiscal 2001 to reflect a value assessment of the Company's business whereby the Company's Dreamport business unit was consolidated into the Lottery segment.

The Company's business segment data is summarized below:

                                                                          Lottery             All Other              Consolidated
                                                                      --------------          ---------              ------------
                                                                                       (Dollars in thousands)
   February 24, 2001
   -----------------
    OPERATING DATA:
      Revenues from external sources                                  $      889,522        $      47,021           $      936,543
      Net operating profit after income taxes                                 85,708                3,570                   89,278
      Interest income                                                          5,548                   48                    5,596
      Equity in earnings of unconsolidated affiliates                          3,167                  ---                    3,167
      Depreciation                                                           155,329                  933                  156,262
      Intangibles amortization                                                11,968                  ---                   11,968
      Goodwill amortization                                                    5,006                1,159                    6,165
    BALANCE SHEET DATA (AT END OF PERIOD):
      Segment assets                                                         896,010               42,150                  938,160
    CASH FLOW DATA:
      Capital expenditures                                                   136,804                   87                  136,891

   February 26, 2000
   -----------------
    OPERATING DATA:
      Revenues from external sources                                  $      956,054        $      54,744           $    1,010,798
      Net operating profit after income taxes                                113,651                1,528                  115,179
      Interest income                                                          3,466                   43                    3,509
      Equity in earnings of unconsolidated affiliates                          2,843                  ---                    2,843
      Depreciation                                                           167,446                  838                  168,284
      Intangibles amortization                                                10,839                  ---                   10,839
      Goodwill amortization                                                    5,094                1,159                    6,253
    BALANCE SHEET DATA (AT END OF PERIOD):
      Segment assets                                                         852,766               38,257                  891,023
    CASH FLOW DATA:
      Capital expenditures                                                   128,392                  226                  128,618

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE N - BUSINESS SEGMENT AND GEOGRAPHIC DATA-(CONTINUED)

                                                                          Lottery             All Other              Consolidated
                                                                      --------------          ---------              ------------
                                                                                       (Dollars in thousands)
   February 27, 1999
   -----------------
    OPERATING DATA:
      Revenues from external sources                                  $      917,284          $    55,639           $      972,923
      Net operating profit after income taxes                                112,694                  608                  113,302
      Interest income                                                          3,968                  111                    4,079
      Equity in earnings of unconsolidated affiliates                          7,113                  ---                    7,113
      Depreciation                                                           184,003                  745                  184,748
      Intangibles amortization                                                 8,719                  ---                    8,719
      Goodwill amortization                                                    5,082                  772                    5,854
    BALANCE SHEET DATA (AT END OF PERIOD):
      Segment assets                                                         834,988               39,227                  874,215
    CASH FLOW DATA:
      Capital expenditures                                                   120,616                  582                  121,198

The following is a reconciliation of net operating profit after income taxes to net income as reported on the Consolidated Income Statements:

                                                                               Fiscal Year Ended
                                                    ------------------------------------------------------------------
                                                    February 24, 2001        February 26, 2000       February 27, 1999
                                                    -----------------        -----------------       -----------------
                                                                          (Dollars in thousands)

Net operating profit after income taxes             $             89,278    $             115,179    $        113,302
   Reconciling items, net of tax:
   Interest expense                                              (16,571)                 (17,419)            (16,169)
   Special (charges) credit                                      (25,785)                     662              (8,850)
   Other                                                          (3,774)                  (4,837)                780
                                                    --------------------    ---------------------    ----------------
      Net income                                    $             43,148    $              93,585    $         89,063
                                                    ====================    =====================    ================


The Company's geographic data is summarized below:

                                                                               Fiscal Year Ended
                                                    ------------------------------------------------------------------
                                                    February 24, 2001       February 26, 2000        February 27, 1999
                                                    -----------------       -----------------        -----------------
                                                                          (Dollars in thousands)
Revenues from external sources:
      United States                                 $            522,132    $             530,193    $         570,548
      Brazil                                                     127,015                  117,639              118,611
      Other foreign                                              287,396                  362,966              283,764
                                                    --------------------    ---------------------    -----------------
                                                    $            936,543    $           1,010,798    $         972,923
                                                    ====================    =====================    =================


Revenues are attributed to countries based on the location of the customer.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE N - BUSINESS SEGMENT AND GEOGRAPHIC DATA-(CONTINUED)


                                                                             Fiscal Year Ended
                                                    ------------------------------------------------------------------
                                                    February 24, 2001       February 26, 2000        February 27, 1999
                                                    -----------------       -----------------        -----------------
                                                                          (Dollars in thousands)
Systems, equipment and other assets relating to contracts:
      United States                                 $           185,717     $             216,498    $         260,585
      Brazil                                                     68,309                    58,104               63,015
      Other foreign                                             107,308                   101,316               73,961
                                                    -------------------     ---------------------    -----------------
                                                    $           361,334     $             375,918    $         397,561
                                                    ===================     =====================    =================


For fiscal 2001, 2000 and 1999, the aggregate revenues from Caixa Economica Federal in Brazil represented 12.1%, 10.7% and 11.2% of the Company's consolidated revenues, respectively. For fiscal 1999, the aggregate revenues from the Company's lottery operations in the state of Texas represented 10.6% of the Company's consolidated revenues. No other customer accounted for more than 10% of the consolidated revenues in such years.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE O - FINANCIAL INSTRUMENTS

Cash and cash equivalents

Cash equivalents are stated at cost that approximates fair value.

Debt

The carrying amounts of the Company's borrowings under the Credit Facility at February 26, 2000 approximate fair value due primarily to its variable interest rate characteristics and its short-term tenure. At February 24, 2001, the Company had no outstanding borrowings under the Credit Facility. At February 24, 2001 and February 26, 2000, the estimated fair value of the Senior Notes as determined by an independent investment banker approximated $305,732,000 and $293,942,000, respectively.

Foreign Currency Exchange Contracts

At February 24, 2001, the Company had contracts for the sale of foreign currency of $94,820,000 (primarily Spanish pesetas, Australian dollars, and pounds sterling) and the purchase of foreign currency of $65,501,000 (primarily pounds sterling), compared to contracts for the sale of foreign currency of $87,749,000 (primarily Spanish pesetas, South African rand, and Irish punts) and the purchase of foreign currency of $66,675,000 (primarily pounds sterling) at February 26, 2000. The fair values of the Company's foreign currency exchange contracts are estimated based on quoted market prices of comparable contracts, adjusted through interpolation when necessary for maturity differences. In the aggregate, the carrying value of these contracts approximated fair value at February 24, 2001 and February 26, 2000.

The Company had minimal exposure to loss from nonperformance by the counterparties to its forward exchange contract agreements at the end of fiscal 2001 and does not anticipate nonperformance by counterparties in the periodic settlements of amounts due. The Company currently minimizes this potential for risk by entering into forward exchange contracts exclusively with major, financially sound counterparties, and by limiting exposure with any one financial institution.

Interest Rate Swaps

The Company uses various interest rate hedging instruments to reduce the risk associated with future interest rate fluctuations. In February 2000, the Company entered into two interest rate swaps with an aggregate notional amount of $150,000,000 that provided interest rate protection over the period February 25, 2000 to May 15, 2007. The swaps were designated as fair value hedges and effectively entitled the Company to exchange fixed rate payments for variable rate payments. Accordingly, the fair value of the swaps was recorded as an asset and the carrying value of the underlying debt was adjusted by an equal amount in accordance with FAS 133. On February 1, 2001, the Company sold the two interest rate swaps for $12,970,000. Under FAS 133, the carrying value of debt has been increased by $12,970,000, the fair value of the swaps prior to termination. This amount will be amortized as a reduction of interest expense over the period February 2001 through May 2007 on an effective yield basis.

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE P - SPECIAL CHARGES

In the fourth quarter of fiscal 1998, the Company recorded a $99,382,000 special charge which consisted principally of costs to exit the electronic benefit transfer (EBT) business conducted by the Company's Transactive subsidiary ("Transactive"), costs associated with a worldwide workforce reduction and contractual obligations in connection with the departures of the Company's former Chairman and Vice-Chairman from the Company.

In February 1998, the Company entered into an asset purchase agreement with Citicorp Services, Inc. ("Citicorp"), to sell EBT contracts and certain related assets held by Transactive. In July 1998, the U.S. Department of Justice commenced a legal action seeking to enjoin the consummation of the transaction, on anti-trust grounds, and in January 1999 Citicorp terminated the agreement pursuant to a clause in the contract that permitted termination by either party if the closing did not occur within a timeframe that has expired. As a result, the Company recorded an additional special charge of $15,000,000 ($8,850,000 after-tax, or $.22 per diluted share) in the fourth quarter of fiscal 1999 in order to write down the assets held for sale in connection with this transaction to their net realizable value. Those assets consisted primarily of EBT contract assets.

In fiscal 2001, the Company recorded special charges of $42,270,000 ($25,785,000 after-tax, or $0.74 per diluted share) in connection with certain contractual obligations and a value assessment of the Company's business operations. The major components of the special charges consisted of $13,958,000 for a workforce reduction that eliminated approximately 255 Company positions worldwide, $11,518,000 for contractual obligations in connection with the departures in July 2000 of the Company's former Chairman and Chief Executive Officer and former President and Chief Operating Officer, $8,536,000 for costs associated with the exit of certain business strategies and product lines and $8,258,000 for the termination of consulting agreements and facility exit costs, net of gains on the disposition of Company aircraft.


A summary of the special charge activity is as follows:

                                                                                    Exit of
                                                                                Certain Business
                                    Disposition      Worldwide     Executive       Strategies
                                       of EBT        Workforce    Contractual      and Product
                                      Business       Reduction    Obligations        Lines          Other         Total
                                    -----------     ----------    -----------   ----------------   --------     ----------
                                                                      (Dollars in thousands)

Balance at February 28, 1998        $     5,929     $   12,280     $     8,513     $      ---     $    6,909    $   33,631
Change in estimate                       13,601         (2,948)            (20)           ---          4,367        15,000
Cash expenditures                        (3,662)        (7,868)         (8,493)           ---         (6,082)      (26,105)
Noncash charges                         (14,241)           ---             ---            ---         (2,227)      (16,468)
                                    -----------     ----------     -----------     ----------     ----------    ----------
Balance at February 27, 1999              1,627          1,464             ---            ---          2,967         6,058
                                    -----------    -----------     -----------     ----------     ----------    ----------

Change in estimate                         (930)           (37)            ---            ---           (137)       (1,104)
Cash expenditures                          (697)        (1,427)            ---            ---         (2,830)       (4,954)
                                    -----------     ----------     -----------     ----------     ----------    ----------
Balance at February 26, 2000                ---            ---             ---            ---            ---           ---
                                    -----------     ----------     -----------     ----------     ----------    ----------

Special charges                             ---         13,958          11,518          8,536          8,258        42,270
Cash expenditures                           ---         (6,032)         (9,965)        (4,140)        (3,289)      (23,426)
Noncash charges                             ---            ---             ---         (4,396)        (4,017)       (8,413)
                                    -----------     ----------     -----------     ----------     ----------    ----------
Balance at February 24, 2001        $       ---     $    7,926     $     1,553     $      ---     $      952    $   10,431
                                    ===========     ==========     ===========     ==========     ==========    ==========

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE Q - QUARTERLY RESULTS OF OPERATIONS - (UNAUDITED)


The following is a summary of the unaudited quarterly results of operations for fiscal 2001 and 2000:

                                                     First             Second             Third            Fourth
                                                    Quarter            Quarter           Quarter           Quarter
                                                 -------------     --------------     -------------     -------------
                                                          (Dollars in thousands, except per share amounts)

Fiscal year ended February 24, 2001:
       Service revenues                           $  222,631         $  204,209        $  213,827        $   215,808
       Sales of products                              19,367             23,399             7,204             30,098
       Gross profit                                   83,424             55,371            68,421             90,388
       Net income (loss)                              20,229            (21,266)           18,287             25,898

       Basic earnings (loss) per share            $      .58         $     (.61)       $      .53        $       .76
       Diluted earnings (loss) per share          $      .58         $     (.61)       $      .53        $       .75

Fiscal year ended February 26, 2000:
       Service revenues                           $  211,158         $  209,843        $  221,093        $   218,325
       Sales of products                              27,502             45,546            28,473             48,858
       Gross profit                                   80,630             82,664            90,065            100,177
       Net income                                     18,935             21,754            22,779             30,117

       Basic earnings per share                   $      .50         $      .58        $      .65        $       .87
       Diluted earnings per share                 $      .50         $      .58        $      .65        $       .87

The Company recorded special charges of $40,018,000 and $2,252,000 in the second and fourth quarters of fiscal 2001, respectively (See Note P).

Earnings per share are computed independently for each of the quarters presented. Therefore, the sum of the quarterly basic earnings per share in fiscal 2001 and the sum of the quarterly basic and diluted earnings per share in fiscal 2000 do not equal the total computed for the year.

Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. Goodwill amortization, that was included in cost of services and selling, general and administrative expense in prior periods has been presented as a single line item in the Consolidated Income Statements.



NOTE R - SUBSEQUENT EVENT

On March 19, 2001, the Company repurchased 5,000,000 shares of its Common Stock from its largest shareholder for $130,000,000.

Note S - Supplemental Guarantor/Non-Guarantor Financial Information

On December 18, 2001, Holdings (the "Parent Company") issued $175 million of
1 3/4% Convertible Debentures due 2021 (the "Convertible Debentures"). The Convertible Debentures are unsecured and unsubordinated obligations of the Parent Company that are jointly and severally, fully and unconditionally guaranteed by GTECH and two of its wholly-owned subsidiaries: GTECH Rhode Island Corporation and GTECH Latin America Corporation (collectively with GTECH, the "Guarantor Subsidiaries"). Condensed consolidating financial information is presented below.

Selling, general and administrative costs and research and development costs are allocated to each subsidiary based on the ratio of the subsidiaries combined service revenue and sales of products to consolidated revenues.

The Parent Company conducts business through its consolidated subsidiaries and unconsolidated affiliates and has, as its only asset, an investment in GTECH. Equity in earnings of consolidated affiliates recorded by the Parent Company includes the Parent Company's share of the after-tax earnings of GTECH. Taxes payable and deferred income taxes are obligations of the subsidiaries. Income tax expense related to both current and deferred income taxes are allocated to each subsidiary based on the Company's consolidated effective income tax rates.

Condensed Consolidating Balance Sheets
February 24, 2001

                                                Parent        Guarantor     Non-Guarantor      Eliminating
                                               Company     Subsidiaries      Subsidiaries       Entries     Consolidated
                                             -----------   ------------     -------------    ------------   ------------
                                                                 (Dollars in thousands)
Assets
Current Assets:
   Cash and cash equivalents                 $       ---     $   37,068      $      9,880    $       ---     $    46,948
   Trade accounts receivable                         ---         86,581            32,140            ---         118,721
   Due from subsidiaries and
     affiliates                                      ---        132,316               ---       (132,316)            ---
   Sales-type lease receivables                      ---          3,019             5,703            ---           8,722
   Inventories                                       ---        111,701             7,705         (1,617)        117,789
   Deferred income taxes                             ---         25,681             1,169            ---          26,850
   Other current assets                              ---          7,547            11,251            ---          18,798
                                             -----------     ----------      ------------    ------------    -----------
     Total Current Assets                            ---        403,913            67,848       (133,933)        337,828

   Systems, Equipment and Other
     Assets Relating to Contracts                    ---        236,345           158,943        (33,954)        361,334
   Investment in Subsidiaries and
     Affiliates                                  314,362        112,400               ---       (426,762)            ---
   Goodwill                                          ---         73,134            49,191            ---         122,325
   Other Assets                                      ---         83,035            33,638            ---         116,673
                                             -----------     ----------      ------------    ------------    -----------
     Total Assets                            $   314,362     $  908,827      $    309,620    $  (594,649)    $   938,160
                                             ===========     ==========      ============    ============    ===========


Liabilities and Shareholders' Equity
Current Liabilities:
   Short term borrowings                     $       ---     $      ---      $      2,316    $       ---     $     2,316
   Accounts payable                                  ---         35,419            13,848            ---          49,267
   Due to subsidiaries and affiliates                ---            ---           132,316       (132,316)            ---
   Accrued expenses                                  ---         41,346            13,794            ---          55,140
   Special charge                                    ---          9,220             1,211            ---          10,431
   Employee compensation                             ---         27,644             4,254            ---          31,898
   Advance payments from customers                   ---         45,930             9,488            ---          55,418
   Income taxes payable                              ---         67,363            (2,790)           ---          64,573
   Current portion of long-term debt                 ---          2,075             1,437            ---           3,512
                                             -----------     ----------      ------------    ------------    -----------
     Total Current Liabilities                       ---        228,997           175,874       (132,316)        272,555

   Long-Term Debt, less current
     portion                                         ---        310,735             6,226            ---         316,961
   Other Liabilities                                 ---         15,673            14,210            ---          29,883
   Deferred Income Taxes                             ---          3,489               910            ---           4,399
   Shareholders' Equity                          314,362        349,933           112,400       (462,333)        314,362
                                             -----------     ----------      ------------    ------------    -----------
     Total Liabilities and
       Shareholders' Equity                  $   314,362     $  908,827      $    309,620    $  (594,649)    $   938,160
                                             ===========     ==========      ============    ============    ===========

Condensed Consolidating Balance Sheets
February 26, 2000

                                          Parent       Guarantor       Non-Guarantor    Eliminating
                                          Company     Subsidiaries      Subsidiaries       Entries     Consolidated
                                        -----------     ----------      ------------    ------------   ------------
                                                            (Dollars in thousands)
Assets
Current Assets:
   Cash and cash equivalents            $       ---     $      860      $     10,255    $       ---     $    11,115
   Trade accounts receivable                    ---         77,275            38,083            ---         115,358
   Due from subsidiaries and
     affiliates                                 ---         68,359               ---        (68,359)            ---
   Sales-type lease receivables                 ---          3,053             7,057            ---          10,110
   Inventories                                  ---         65,019             3,841         (1,442)         67,418
   Deferred income taxes                        ---          9,506             6,347            ---          15,853
   Other current assets                         ---          6,897            12,449            ---          19,346
                                        -----------     ----------      ------------    ------------    -----------
     Total Current Assets                       ---        230,969            78,032        (69,801)        239,200

   Systems, Equipment and Other
     Assets Relating to Contracts               ---        277,348           119,100        (20,530)        375,918
   Investment in Subsidiaries and
     Affiliates                             296,576        165,940               ---       (462,516)            ---
   Goodwill                                     ---         75,663            55,047            ---         130,710
   Other Assets                                 ---        105,639            39,556            ---         145,195
                                        -----------     ----------      ------------    ------------    -----------
     Total Assets                       $   296,576     $  855,559      $    291,735    $  (552,847)    $   891,023
                                        ===========     ==========      ============    ============    ===========


Liabilities and Shareholders' Equity
Current Liabilities:
   Short term borrowings                $       ---     $      ---      $      1,620    $       ---     $     1,620
   Accounts payable                             ---         37,486            15,617            ---          53,103
   Due to subsidiaries and affiliates           ---            ---            68,359        (68,359)            ---
   Accrued expenses                             ---         31,926            11,352            ---          43,278
   Employee compensation                        ---         26,602             3,455            ---          30,057
   Advance payments from customers              ---         21,712            11,726            ---          33,438
   Income taxes payable                         ---         43,965             5,417            ---          49,382
   Current portion of long-term debt            ---            ---                69            ---              69
                                        -----------     ----------      ------------    ------------    -----------
     Total Current Liabilities                  ---        161,691           117,615        (68,359)        210,947

   Long-Term Debt, less current
     portion                                    ---        349,400               ---            ---         349,400
   Other Liabilities                            ---         19,277             8,086            ---          27,363
   Deferred Income Taxes                        ---          6,643                94            ---           6,737
   Shareholders' Equity                     296,576        318,548           165,940       (484,488)        296,576
                                        -----------     ----------      ------------    ------------    -----------
     Total Liabilities and
       Shareholders' Equity             $   296,576     $  855,559      $    291,735    $  (552,847)    $   891,023
                                        ===========     ==========      ============    ============    ===========

Condensed Consolidating Income Statements
Fiscal Year Ended February 24, 2001


                                                 Parent       Guarantor       Non-Guarantor    Eliminating
                                                Company      Subsidiaries      Subsidiaries      Entries     Consolidated
                                            ---------------  -------------   ---------------  -------------  -------------
                                                                    (Dollars in thousands)
Revenues:
   Services                                 $           ---  $     635,643   $       220,832  $         ---  $      856,475
   Sales of products                                    ---         43,973            36,095            ---          80,068
   Intercompany sales and fees                          ---        158,421           113,771       (272,192)            ---
                                            ---------------  -------------   ---------------  -------------  --------------
                                                        ---        838,037           370,698       (272,192)        936,543
Costs and expenses:
   Costs of services                                    ---        390,351           179,201         (5,457)        564,095
   Costs of sales                                       ---         57,030            17,907            (93)         74,844
   Intercompany cost of sales and fees                  ---        131,172            57,077       (188,249)            ---
                                            ---------------  -------------   ---------------  -------------  --------------
                                                        ---        578,553           254,185       (193,799)        638,939
                                            ---------------  -------------   ---------------  -------------- --------------

Gross profit                                            ---        259,484           116,513        (78,393)        297,604

Selling, general & administrative                       ---         85,624            32,373            ---         117,997
Research and development                                ---         35,753            13,514            ---          49,267
Goodwill amortization                                   ---          2,529             3,636            ---           6,165
Special charge                                          ---         35,514             6,756            ---          42,270
                                            ---------------  -------------   ---------------  -------------  --------------
     Operating expenses                                 ---        159,420            56,279            ---         215,699
                                            ---------------  -------------   ---------------  -------------  --------------

Operating income                                        ---        100,064            60,234        (78,393)         81,905

Other income (expense):
     Interest income                                    ---          2,096             3,500            ---           5,596
     Equity in earnings of
       unconsolidated affiliates                        ---          1,639             1,528            ---           3,167
     Equity in earnings of
       consolidated affiliates                       43,148         45,815               ---        (88,963)            ---
     Other income (expense)                             ---         (3,667)           10,899            ---           7,232
     Interest expense                                   ---        (26,111)           (1,054)           ---         (27,165)
                                            ---------------  --------------  ---------------- -------------  --------------

Income before income taxes                           43,148        119,836            75,107       (167,356)         70,735

Income taxes                                            ---         46,736            29,292        (48,441)         27,587
                                            ---------------  -------------   ---------------  -------------- --------------

Net income                                  $        43,148  $      73,100   $        45,815  $    (118,915) $       43,148
                                            ===============  =============   ===============  ============== ==============

Condensed Consolidating Income Statements
Fiscal Year Ended February 26, 2000

                                                 Parent         Guarantor      Non-Guarantor    Eliminating
                                                Company        Subsidiaries     Subsidiaries      Entries      Consolidated
                                             ---------------  -------------   ---------------  -------------   --------------
                                                                     (Dollars in thousands)
Revenues:
   Services                                  $           ---  $     648,455   $       211,964  $         ---   $      860,419
   Sales of products                                     ---        103,827            46,552            ---          150,379
   Intercompany sales and fees                           ---        106,646           133,256       (239,902)             ---
                                             ---------------  -------------   ---------------  -------------   --------------
                                                         ---        858,928           391,772       (239,902)       1,010,798
Costs and expenses:
   Costs of services                                     ---        382,667           179,468         (6,826)         555,309
   Costs of sales                                        ---         70,536            35,606         (4,189)         101,953
   Intercompany cost of sales and fees                   ---        154,244            49,768       (204,012)             ---
                                              ---------------  -------------   ---------------  -------------   --------------
                                                         ---        607,447           264,842       (215,027)         657,262
                                              ---------------  -------------   ---------------  -------------   --------------

Gross profit                                             ---        251,481           126,930        (24,875)         353,536

Selling, general & administrative                        ---         91,054            31,280            ---          122,334
Research and development                                 ---         34,265            11,788            ---           46,053
Goodwill amortization                                    ---          2,529             3,724            ---            6,253
Special charge (credit)                                  ---           (181)             (923)           ---           (1,104)
                                             ---------------  --------------  ---------------  -------------   ---------------
     Operating expenses                                  ---        127,667            45,869            ---          173,536
                                             ---------------  -------------   ---------------  -------------   --------------

Operating income                                         ---        123,814            81,061        (24,875)         180,000

Other income (expense):
     Interest income                                     ---          1,720             1,789            ---            3,509
     Equity in earnings (loss) of
       unconsolidated affiliates                         ---         (1,588)            4,431            ---            2,843
     Equity in earnings of
       consolidated affiliates                        93,585         52,217               ---       (145,802)             ---
     Other income (expense)                              ---         (1,471)              128            ---           (1,343)
     Interest expense                                    ---        (28,651)             (381)           ---          (29,032)
                                             ---------------  --------------  ---------------- -------------   --------------

Income before income taxes                            93,585        146,041            87,028       (170,677)         155,977

Income taxes                                             ---         58,416            34,811        (30,835)          62,392
                                             ---------------  -------------   ---------------  --------------  --------------

Net income                                   $        93,585  $      87,625   $        52,217  $    (139,842)  $       93,585
                                             ===============  =============   ===============  ==============  ==============

Condensed Consolidating Income Statements
Fiscal Year Ended February 27, 1999

                                               Parent         Guarantor      Non-Guarantor     Eliminating
                                               Company      Subsidiaries      Subsidiaries       Entries    Consolidated
                                           ---------------  -------------   ---------------  -------------  --------------
                                                                   (Dollars in thousands)
Revenues:
   Services                                $           ---  $     676,453   $       210,942  $         ---  $      887,395
   Sales of products                                   ---         56,070            29,458            ---          85,528
   Intercompany sales and fees                         ---         91,320            86,195       (177,515)            ---
                                           ---------------  -------------   ---------------  -------------  --------------
                                                       ---        823,843           326,595       (177,515)        972,923
Costs and expenses:
   Costs of services                                   ---        391,373           204,823         (6,431)        589,765
   Costs of sales                                      ---         39,541            20,445           (161)         59,825
   Intercompany cost of sales and fees                 ---         85,403            34,164       (119,567)            ---
                                           ---------------  -------------   ---------------  -------------  --------------
                                                       ---        516,317           259,432       (126,159)        649,590
                                           ---------------  -------------   ---------------  -------------  --------------

Gross profit                                           ---        307,526            67,163        (51,356)        323,333

Selling, general & administrative                      ---         90,791            29,810            ---         120,601
Research and development                               ---         30,229             9,929            ---          40,158
Goodwill amortization                                  ---          2,528             3,326            ---           5,854
Special charge                                         ---          2,174            12,826            ---          15,000
                                           ---------------  -------------   ---------------  -------------  --------------
     Operating expenses                                ---        125,722            55,891            ---         181,613
                                           ---------------  -------------   ---------------  -------------  --------------

Operating income                                       ---        181,804            11,272        (51,356)        141,720

Other income (expense):
     Interest income                                   ---          1,114             2,965            ---           4,079
     Equity in earnings of unconsolidated
          affiliates                                   ---          1,297             5,816            ---           7,113
     Equity in earnings of consolidated
          affiliates                                89,063         32,919               ---       (121,982)            ---
     Other income (expense)                            ---        (10,987)           36,434            ---          25,447
     Interest expense                                  ---        (26,713)             (692)           ---         (27,405)
                                           ---------------  --------------  ---------------- -------------  --------------

Income before income taxes                          89,063        179,434            55,795       (173,338)        150,954

Income taxes                                           ---         73,568            22,876        (34,553)         61,891
                                           ---------------  -------------   ---------------  -------------- --------------

Net income                                 $        89,063  $     105,866   $        32,919  $    (138,785) $       89,063
                                           ===============  =============   ===============  ============== ==============

Condensed Consolidating Statements of Cash Flows
Fiscal Year Ended February 24, 2001

                                        Parent         Guarantor     Non-Guarantor      Eliminating
                                        Company      Subsidiaries      Subsidiaries       Entries     Consolidated
                                    ---------------  -------------   ---------------  -------------   --------------
                                                            (Dollars in thousands)

Net cash provided by operating
   activities                       $           ---  $     189,575   $        80,467  $     (18,072) $      251,970

Investing Activities
   Purchases of systems, equipment
     and other assets relating to
     contracts                                  ---        (67,774)          (87,189)        18,072        (136,891)
   Investments in and advances to
     unconsolidated affiliates                  ---        (16,424)             (177)           ---         (16,601)
   Cash received from affiliates                ---          2,075               ---            ---           2,075
   Other                                        ---        (12,118)              969            ---         (11,149)
                                    ---------------  --------------  ---------------  -------------  ---------------
Net cash used for investing
     activities                                 ---        (94,241)          (86,397)        18,072        (162,566)

Financing Activities
   Net proceeds from issuance of
     long-term debt                             ---         88,000             7,908            ---          95,908
   Principal payments on long-term
     debt                                       ---       (137,400)           (1,337)           ---        (138,737)
   Purchases of treasury stock              (19,587)           ---               ---            ---         (19,587)
   Proceeds from stock options                6,455            ---               ---            ---           6,455
   Intercompany capital
     transactions                            11,431        (11,431)              ---            ---             ---
   Other                                      1,701            ---             3,535            ---           5,236
                                    ---------------  -------------   ---------------  -------------  --------------
Net cash provided by (used for)
     financing activities                       ---        (60,831)           10,106            ---         (50,725)

Effect of exchange rate changes
     on cash                                    ---          1,705            (4,551)           ---          (2,846)
                                    ---------------  -------------   ---------------  -------------  --------------
Increase (decrease) in cash and
     cash equivalents                           ---         36,208              (375)           ---          35,833
Cash and cash equivalents at
     beginning of year                          ---            860            10,255            ---          11,115
                                    ---------------  -------------   ---------------  -------------  --------------
Cash and cash equivalents at end
     of year                        $           ---  $      37,068   $         9,880  $         ---  $       46,948
                                    ===============  =============   ===============  =============  ==============

Condensed Consolidating Statements of Cash Flows
Fiscal Year Ended February 26, 2000

                                        Parent         Guarantor     Non-Guarantor      Eliminating
                                        Company      Subsidiaries     Subsidiaries       Entries     Consolidated
                                    ---------------  -------------   ---------------  -------------  --------------
                                                            (Dollars in thousands)
Net cash provided by operating
   activities                       $           ---  $     187,380   $        44,600  $      (1,198) $      230,782

Investing Activities
   Purchases of systems, equipment
     and other assets relating to
     contracts                                  ---        (91,979)          (37,837)         1,198        (128,618)
   Investments in and advances to
     unconsolidated affiliates                  ---        (10,797)           (5,412)           ---         (16,209)
   Other                                        ---        (18,944)             (572)           ---         (19,516)
                                    ---------------  --------------  ---------------- -------------  ---------------
Net cash used for investing
     activities                                 ---       (121,720)          (43,821)         1,198        (164,343)

Financing Activities
   Net proceeds from issuance of
     long-term debt                             ---        221,500               ---            ---         221,500
   Principal payments on long-term
     debt                                       ---       (191,100)           (1,836)           ---        (192,936)
   Purchases of treasury stock              (98,747)           ---               ---            ---         (98,747)
   Proceeds from stock options                  316            ---               ---            ---             316
   Intercompany capital
     transactions                            96,414        (96,414)              ---            ---             ---
   Other                                      2,017           (895)              992            ---           2,114
                                    ---------------  --------------  ---------------  -------------  --------------
Net cash used for financing
     activities                                 ---        (66,909)             (844)           ---         (67,753)

Effect of exchange rate changes
     on cash                                    ---            540             4,156            ---           4,696
                                    ---------------  -------------   ---------------  -------------  --------------
Increase (decrease) in cash and
     cash equivalents                           ---           (709)            4,091            ---           3,382
Cash and cash equivalents at
     beginning of year                          ---          1,569             6,164            ---           7,733
                                    ---------------  -------------   ---------------  -------------  --------------
Cash and cash equivalents at end
   of year                          $           ---  $         860   $        10,255  $         ---  $       11,115
                                    ===============  =============   ===============  =============  ==============

Condensed Consolidating Statements of Cash Flows
Fiscal Year Ended February 27, 1999

                                        Parent         Guarantor     Non-Guarantor      Eliminating
                                        Company      Subsidiaries      Subsidiaries       Entries    Consolidated
                                    ---------------  -------------   ---------------  -------------  --------------
                                                            (Dollars in thousands)
Net cash provided by (used for)
   operating activities             $           ---  $     309,605   $       (16,573) $      (6,750) $      286,282

Investing Activities
   Purchases of systems, equipment
     and other assets relating to
     contracts                                  ---        (83,298)          (44,650)         6,750        (121,198)
   Acquisitions (net of cash
     acquired)                                  ---        (19,687)              ---            ---         (19,687)
   Investments in and advances to
     unconsolidated affiliates                  ---            (17)             (512)           ---            (529)
   Cash received from affiliates                ---          1,941               (35)           ---           1,906
   Proceeds from sale of investments            ---            ---            84,904            ---          84,904
   Other                                        ---        (22,586)              (41)           ---         (22,627)
                                    ---------------  -------------   ---------------- -------------  ---------------
Net cash provided by (used for)
     investing activities                       ---       (123,647)           39,666          6,750         (77,231)

Financing Activities
   Net proceeds from issuance of
     long-term debt                             ---        117,500               206            ---         117,706
   Principal payments on long-term
     debt                                       ---       (237,220)          (17,548)           ---        (254,768)
   Purchases of treasury stock              (70,757)           ---               ---            ---         (70,757)
   Proceeds from stock options                4,976            ---               ---            ---           4,976
   Intercompany capital
     transactions                            65,781        (65,781)              ---            ---             ---
   Other                                        ---            ---              (205)           ---            (205)
                                    ---------------  -------------   ---------------- -------------  ---------------
Net cash used for financing
     activities                                 ---       (185,501)          (17,547)           ---        (203,048)

Effect of exchange rate changes
     on cash                                    ---            152            (6,672)           ---          (6,520)
                                    ---------------  -------------   ---------------  -------------  --------------
Increase (decrease) in cash and
     cash equivalents                           ---            609            (1,126)           ---            (517)
Cash and cash equivalents at
     beginning of year                          ---            960             7,290            ---           8,250
                                    ---------------  -------------   ---------------  -------------  --------------
Cash and cash equivalents at end
   of year                          $           ---  $       1,569   $         6,164  $         ---  $        7,733
                                    ===============  =============   ===============  =============  ==============

Note T - Supplemental Guarantor/Non-Guarantor Financial Information (Unaudited)

On December 18, 2001, Holdings (the "Parent Company") issued $175 million of
1 3/4% Convertible Debentures due 2021 (the "Convertible Debentures"). The Convertible Debentures are unsecured and unsubordinated obligations of the Parent Company that are jointly and severally, fully and unconditionally guaranteed by GTECH and two of its wholly-owned subsidiaries: GTECH Rhode Island Corporation and GTECH Latin America Corporation (collectively with GTECH, the "Guarantor Subsidiaries"). Condensed consolidating financial information is presented below.

Selling, general and administrative costs and research and development costs are allocated to each subsidiary based on the ratio of the subsidiaries combined service revenue and sales of products to consolidated revenues.

The Parent Company conducts business through its consolidated subsidiaries and unconsolidated affiliates and has, as its only asset, an investment in GTECH. Equity in earnings of consolidated affiliates recorded by the Parent Company includes the Parent Company's share of the after-tax earnings of GTECH. Taxes payable and deferred income taxes are obligations of the subsidiaries. Income tax expense related to both current and deferred income taxes are allocated to each subsidiary based on the Company's consolidated effective income tax rates.

Condensed Consolidating Balance Sheets
November 24, 2001

                                          Parent        Guarantor       Non-Guarantor    Eliminating
                                          Company      Subsidiaries      Subsidiaries       Entries    Consolidated
                                         ----------      ---------       -----------      ---------       ---------
                                                            (Dollars in thousands)
Assets
Current Assets:
   Cash and cash equivalents             $      ---      $     906       $    10,527      $     ---       $  11,433
   Trade accounts receivable                    ---         72,397            21,962            ---          94,359
   Due from subsidiaries and
     affiliates                                 ---        126,517               ---       (126,517)            ---
   Sales-type lease receivables                 ---          3,050             4,922            ---           7,972
   Inventories                                  ---         85,186            26,161         (5,613)        105,734
   Deferred income taxes                        ---         24,405             2,445            ---          26,850
   Other current assets                         ---          6,982            12,342            ---          19,324
                                         ----------      ---------       -----------      ---------       ---------
     Total Current Assets                       ---        319,443            78,359       (132,130)        265,672

   Systems, Equipment and Other
     Assets Relating to Contracts               ---        274,909           149,323        (37,336)        386,896
   Investment in Subsidiaries and
     Affiliates                             207,642         87,744               ---       (295,386)            ---
   Goodwill                                     ---         71,237            47,084            ---         118,321
   Other Assets                                 ---         72,338            20,585            ---          92,923
                                         ----------      ---------       -----------      ---------       ---------
     Total Assets                        $  207,642      $ 825,671       $   295,351      $(464,852)      $ 863,812
                                         ==========      =========       ===========      ==========      =========


Liabilities and Shareholders' Equity
Current Liabilities:
   Short term borrowings                 $      ---      $     ---       $     2,541      $     ---       $   2,541
   Accounts payable                             ---         28,327            10,500            ---          38,827
   Due to subsidiaries and affiliates           ---            ---           126,517       (126,517)            ---
   Accrued expenses                             ---         51,559            17,971            ---          69,530
   Employee compensation                        ---         26,344             5,697            ---          32,041
   Advance payments from
     customers                                  ---         55,645            24,149            ---          79,794
   Income taxes payable                         ---         68,221            (2,191)           ---          66,030
   Current portion of long-term debt            ---          2,075             1,508            ---           3,583
                                         ----------      ---------       -----------      ---------       ---------
     Total Current Liabilities                  ---        232,171           186,692       (126,517)        292,346

   Long-Term Debt, less current
     portion                                    ---        321,793             4,145            ---         325,938
   Other Liabilities                            ---         18,653            14,834            ---          33,487
   Deferred Income Taxes                        ---          2,463             1,936            ---           4,399
   Shareholders' Equity                     207,642        250,591            87,744       (338,335)        207,642
                                         ----------      ---------       -----------      ---------       ---------
     Total Liabilities and
       Shareholders' Equity              $  207,642      $ 825,671       $   295,351      $(464,852)      $ 863,812
                                         ==========      =========       ===========      ==========      =========

Condensed Consolidating Income Statements
For The Nine Months Ended November 24, 2001

                                                 Parent         Guarantor     Non-Guarantor      Eliminating
                                                 Company      Subsidiaries      Subsidiaries       Entries    Consolidated
                                             ---------------  -------------   ---------------  -------------  --------------
                                                                     (Dollars in thousands)
Revenues:
   Services                                   $          ---  $     469,721   $       146,876  $         ---  $      616,597
   Sales of products                                     ---         90,985            27,546            ---         118,531
   Intercompany sales and fees                           ---        100,770            69,408       (170,178)            ---
                                             ---------------  -------------   ---------------  -------------- --------------
                                                         ---        661,476           243,830       (170,178)        735,128
Costs and expenses:
   Costs of services                                     ---        299,052           134,704         (7,326)        426,430
   Costs of sales                                        ---         79,895            15,158           (306)         94,747
   Intercompany cost of sales and fees                   ---         81,609            35,087       (116,696)            ---
                                             ---------------  -------------   ---------------  -------------  --------------
                                                         ---        460,556           184,949       (124,328)        521,177
                                             ---------------  -------------   ---------------  -------------- --------------

Gross profit                                             ---        200,920            58,881        (45,850)        213,951

Selling, general & administrative                        ---         63,564            19,779            ---          83,343
Research and development                                 ---         18,263             5,686            ---          23,949
Goodwill amortization                                    ---          1,897             2,659            ---           4,556
                                             ---------------  -------------   ---------------  -------------  --------------
     Operating expenses                                  ---         83,724            28,124            ---         111,848
                                             ---------------  -------------   ---------------  -------------  --------------

Operating income                                         ---        117,196            30,757        (45,850)        102,103

Other income (expense):
     Interest income                                     ---          1,707             2,617            ---           4,324
     Equity in earnings of
       unconsolidated affiliates                         ---            850             2,980            ---           3,830
     Equity in earnings of
       consolidated affiliates                        57,366         25,924               ---        (83,290)            ---
     Other income (expense)                              ---         (6,350)            7,093            ---             743
     Interest expense                                    ---        (16,841)           (1,634)           ---         (18,475)
                                             ---------------  --------------  ---------------- -------------  --------------

Income before income taxes                            57,366        122,486            41,813       (129,140)         92,525

Income taxes                                             ---         46,545            15,889        (27,275)         35,159
                                             ---------------  -------------   ---------------  -------------- --------------
Net income                                   $        57,366  $      75,941   $        25,924  $    (101,865) $       57,366
                                             ===============  =============   ===============  ============== ==============

Condensed Consolidating Income Statements
For the Nine Months Ended November 25, 2000

                                                   Parent         Guarantor      Non-Guarantor      Eliminating
                                                  Company        Subsidiaries      Subsidiaries       Entries    Consolidated
                                                ---------------  -------------   ---------------  -------------  --------------
                                                                        (Dollars in thousands)
Revenues:
   Services                                     $           ---  $     476,579   $       164,088  $         ---  $      640,667
   Sales of products                                        ---         22,461            27,509            ---          49,970
   Intercompany sales and fees                              ---         51,476            48,617       (100,093)            ---
                                                ---------------  -------------   ---------------  -------------- --------------
                                                            ---        550,516           240,214       (100,093)        690,637
Costs and expenses:
   Costs of services                                        ---        301,636           132,441         (3,354)        430,723
   Costs of sales                                           ---         38,372            14,655           (329)         52,698
   Intercompany cost of sales and fees                      ---         54,515            12,205        (66,720)            ---
                                                ---------------  -------------   ---------------  -------------  --------------
                                                            ---        394,523           159,301        (70,403)        483,421
                                                ---------------  -------------   ---------------  -------------- --------------

Gross profit                                                ---        155,993            80,913        (29,690)        207,216

Selling, general & administrative                           ---         64,580            24,793            ---          89,373
Research and development                                    ---         27,594            10,595            ---          38,189
Goodwill amortization                                       ---          1,897             2,794            ---           4,691
Special charge                                              ---         31,686             8,332            ---          40,018
                                                ---------------  -------------   ---------------  -------------  --------------
     Operating expenses                                     ---        125,757            46,514            ---         172,271
                                                ---------------  -------------   ---------------  -------------  --------------

Operating income                                            ---         30,236            34,399        (29,690)         34,945

Other income (expense):
     Interest income                                        ---          1,659             2,653            ---           4,312
     Equity in earnings of
       unconsolidated affiliates                            ---          1,146             1,468            ---           2,614
     Equity in earnings of
       consolidated affiliates                           17,250         28,160               ---        (45,410)            ---
     Other income (expense)                                 ---           (903)            8,115            ---           7,212
     Interest expense                                       ---        (20,333)             (471)           ---         (20,804)
                                                ---------------  --------------  ---------------- -------------  --------------

Income before income taxes                               17,250         39,965            46,164        (75,100)         28,279

Income taxes                                                ---         15,586            18,004        (22,561)         11,029
                                                ---------------  -------------   ---------------  -------------- --------------

Net income                                      $        17,250  $      24,379   $        28,160  $     (52,539) $       17,250
                                                ===============  =============   ===============  ============== ==============

Condensed Consolidating Statements of Cash Flows
For the Nine Months Ended November 24, 2001

                                        Parent         Guarantor      Non-Guarantor    Eliminating
                                       Company        Subsidiaries    Subsidiaries       Entries      Consolidated
                                    ---------------  -------------   ---------------  -------------  --------------
                                                            (Dollars in thousands)
Net cash provided by operating      $           ---  $     211,402   $        53,935  $     (10,741) $      254,596
  activities

Investing Activities
  Purchases of systems, equipment
    and other assets relating to
    contracts                                   ---       (111,900)          (44,958)        10,741        (146,117)
  Investments in and advances to
    unconsolidated affiliates                   ---          3,786               ---            ---           3,786
  Other                                         ---          5,806             1,461            ---           7,267
                                    ---------------  -------------   ---------------  -------------- --------------
Net cash used for investing
  activities                                    ---       (102,308)          (43,497)        10,741        (135,064)

Financing Activities
  Net proceeds from issuance of
    long-term debt                              ---        186,000               ---            ---         186,000
  Principal payments on long-term
    debt                                        ---       (178,003)           (4,295)           ---        (182,298)
  Purchases of treasury stock              (194,389)           ---               ---            ---        (194,389)
  Proceeds from stock options                40,968            ---               ---            ---          40,968
  Intercompany capital transactions         151,701       (151,701)              ---            ---             ---
  Other                                       1,720         (1,428)           (1,348)           ---          (1,056)
                                    ---------------  -------------   ---------------  -------------- --------------
Net cash used for financing
  activities                                    ---       (145,132)           (5,643)           ---        (150,775)

Effect of exchange rate changes
  on cash                                       ---           (124)           (4,148)           ---          (4,272)
                                    ---------------  -------------   ---------------  -------------- --------------
Increase (decrease) in cash and
  cash equivalents                              ---        (36,162)              647            ---         (35,515)
Cash and cash equivalents at
  beginning of period                           ---         37,068             9,880            ---          46,948
                                    ---------------  -------------   ---------------  -------------- --------------
Cash and cash equivalents at end
  of period                         $           ---  $         906   $        10,527  $         ---  $       11,433
                                    ===============  =============   ===============  ============== ==============



Condensed Consolidating Statements of Cash Flows
For the Nine Months Ended November 25, 2000

                                        Parent         Guarantor      Non-Guarantor    Eliminating
                                       Company        Subsidiaries    Subsidiaries       Entries       Consolidated
                                    ---------------  -------------    ---------------  -------------  --------------
                                                            (Dollars in thousands)

Net cash provided by operating      $           ---  $     100,420   $        49,210  $        (768) $      148,862
  activities

Investing Activities
  Purchases of systems, equipment
    and other assets relating to
    contracts                                   ---        (58,199)          (50,485)           768        (107,916)
  Investments in and advances to
    unconsolidated affiliates                   ---        (14,107)             (168)           ---         (14,275)
  Other                                         ---        (10,089)              869            ---          (9.220)
                                    ---------------  -------------   ---------------  -------------- --------------
Net cash used for investing
  activities                                    ---        (82,395)          (49,784)           768        (131,411)

Financing Activities
  Net proceeds from issuance of
    long-term debt                              ---         92,500               ---            ---          92,500
  Principal payments on long-term
    debt                                        ---       (100,000)              (66)           ---        (100,066)
  Purchases of treasury stock               (13,995)           ---               ---            ---         (13,995)
  Intercompany capital transactions          11,980        (11,980)              ---            ---             ---
  Other                                       2,015            ---             3,897            ---           5,912
                                    ---------------  -------------   ---------------  -------------- --------------
Net cash provided by (used for)
  financing activities                          ---        (19,480)            3,831            ---         (15,649)

Effect of exchange rate changes
  on cash                                       ---          2,308            (5,458)           ---          (3,150)
                                    ---------------  -------------   ---------------  -------------- --------------
Increase (decrease) in cash and
  cash equivalents                              ---            853            (2,201)           ---          (1,348)
Cash and cash equivalents at
  beginning of period                           ---            860            10,255            ---          11,115
                                    ---------------  -------------   ---------------  -------------- --------------
Cash and cash equivalents at end
  of period                         $           ---  $       1,713   $         8,054  $         ---  $        9,767
                                    ===============  =============   ===============  ============== ==============
